UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2013

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-19001	84-1070932
(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 766-5351

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2013, Vapor Corp. (the “Company”) and its subsidiary Smoke Anywhere USA, Inc. (“Smoke Anywhere”) entered into a $750,000 term loan (the “Term Loan”) with Entrepreneur Growth Capital, LLC (the “Lender”) pursuant to a Credit Card Receivables Advance Agreement, dated August 16, 2013, by and among them (the “Term Agreement”).

As has been previously reported, on August 8, 2013, the Company, Smoke Anywhere and the Lender entered a spot accounts receivable factoring facility (the “Factoring Facility”) pursuant to an Invoice Purchase and Sale Agreement, dated August 8, 2013, by and among them (the “Factoring Agreement”). For further information about that Factoring Facility and the Factoring Agreement, reference is made to the Company’s Current Report on Form 8-K dated August 8, 2013, as filed with the Securities and Exchange Commission on August 13, 2013.

The Term Loan matures on August 15, 2014 (or earlier generally upon termination of the Factoring Agreement), is payable from the Company’s and Smoke Anywhere’s current and future merchant credit card receivables at the annual rate of 16% subject to the Lender retaining a daily fixed amount of $3,346.15 from the daily collection of the merchant credit card receivables and is secured by a security interest in substantially all of the Company’s assets. The Company will use the proceeds of the Term Loan for working capital purposes.

The Term Agreement contains covenants that are customary for agreements of this type. The failure to satisfy covenants under the Term Agreement or the occurrence of other specified events that constitute an event of default could result in the termination of the Term Agreement (as well as the Factoring Agreement) and/or the acceleration of the repayment of the Term Loan and the other obligations of the Company (including the Factoring Facility). The Term Agreement contains provisions relating to events of default that are customary for agreements of this type.

Each of the Company’s Chief Executive Officer and Chief Financial Officer have personally guaranteed performance of certain of the Company’s obligations under the Term Agreement. They also previously personally guaranteed performance of certain of the Company’s obligations under the Factoring Agreement.

The foregoing description of the Term Loan (including the Term Agreement) is not complete and is qualified in its entirety by reference to the full text of the Term Agreement, a copy of which is listed as Exhibit 10.1 to this report, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Card Receivables Advance Agreement made as of August 16, 2013 among Entrepreneur Growth Capital, LLC, Vapor Corp. and Smoke Anywhere USA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.
(Registrant)

By:	/s/ Harlan Press
Harlan Press
Chief Financial Officer

Date: August 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Card Receivables Advance Agreement made as of August 16, 2013 among Entrepreneur Growth Capital, LLC, Vapor Corp. and Smoke Anywhere USA, Inc.